UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

Immune Design Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 682-0645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 20, 2019, Immune Design Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck Sharp & Dohme Corp., a New Jersey corporation (“Parent”), and Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on March 5, 2019, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $5.85 per Share in cash (the “Offer Price”), without any interest thereon and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 5, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

On April 2, 2019, Parent announced that the offering period of the Offer had expired at 12:00 midnight, Eastern Time, on April 2, 2019 (one minute after 11:59 p.m., Eastern Time, on April 1, 2019) (the “Expiration Time”) and that as of such time, based on the information provided by the depositary for the Offer, (i) a total of 41,970,607 Shares were validly tendered and not validly withdrawn in the Offer, representing approximately 86.75% of the Company’s currently outstanding Shares, and (ii) 379,162 Shares were validly tendered by notice of guaranteed delivery, which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. Purchaser accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Time.

Following the completion of the Offer, on April 2, 2019, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Parent. In the Merger, Shares that were not purchased pursuant to the Offer (other than Shares held by Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, the Company (or in the Company’s treasury) or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) were converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without any interest thereon and less any applicable withholding taxes.

Pursuant to the Merger Agreement, each of the Company’s stock options (the “Company Options”) that were outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) accelerated and became fully vested and exercisable effective immediately prior to the Effective Time and have been cancelled and converted into the right to receive cash in an amount, less any applicable withholding taxes, equal to the product of (i) the total number of Shares subject to the such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Company Option. No holder of a Company Option that had an exercise price per Share that was equal to or greater than the Merger Consideration was entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

The total consideration paid for the Shares in the Offer and the Merger was approximately $300 million. These amounts exclude fees and expenses related to the Offer and the Merger. Parent provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all Shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 21, 2019 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the Merger, the Company no longer fulfills the listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, on April 2, 2019, at the Company’s request, Nasdaq filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from Nasdaq. April 2, 2019. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 above and in Item 5.03 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information contained in Items 2.01 and 3.01 above and in Items 5.02 and 5.03 below is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, on April 2, 2019, a change in control of the Company occurred. As of the Effective Time, the Company became a direct wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, on April 2, 2019, each of Carlos Paya, M.D., Ph.D., Ed Penhoet, Ph.D., David Baltimore, Ph.D., Franklin Berger, Lewis Coleman, Susan Kelley, M.D., and William Ringo were replaced by Jon Filderman, Rita Karachun and Caroline Litchfield as directors of the Company.

Further, pursuant to the Merger Agreement, effective as of the Effective Time, on April 2, 2019, the executive officers of the Company ceased serving in such capacities and Rita Karachun became President of the Company, Caroline Litchfield became Senior Vice President and Treasurer of the Company, Juanita Lee, Michael Schwartz and Timothy Dillane each became Assistant Treasurers of the Company, Geralyn S. Ritter became Secretary of the Company, and Faye C. Brown and Katie E. Fedosz each became Assistant Secretaries of the Company.

Each of Rita Karachun, Caroline Litchfield, Juanita Lee, Michael Schwartz, Timothy Dillane, Geralyn S. Ritter, Faye C. Brown and Katie E. Fedosz is also an officer of Parent. Biographical information for each of Rita Karachun, Caroline Litchfield, Juanita Lee, Michael Schwartz, Timothy Dillane, Geralyn S. Ritter, Faye C. Brown and Katie E. Fedosz was previously furnished to the Company and its stockholders by Parent and Purchaser and is set forth in Schedule I to the Offer to Purchase filed by Parent and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on March 5, 2019, as subsequently amended and supplemented, which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety, the text of which amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the bylaws of the Company were amended and restated in their entirety, the text of which amended and restated bylaws is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2019, by and among Immune Design Corp., Merck Sharp & Dohme Corp. and Cascade Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Immune Design Corp. on February 21, 2019).

3.1	Amended and Restated Certificate of Incorporation of Immune Design Corp.

3.2	Amended and Restated Bylaws of Immune Design Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.
Dated: April 2, 2019

	By:	/s/ Faye C. Brown

Name: Faye C. Brown
Title: Assistant Secretary